UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  February 6, 2002

                         Global Innovative Systems, Inc.
             (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

Suite 104-630 Columbia Street, New Westminster, British Columbia, Canada V3M 1A5 (Address of principal executive offices and Zip Code)

(604) 522-8618
(Registrant's telephone number, including area code)

5975 Selkirk Crescent, Prince George, British Columbia, Canada V2N 2G9 (Former name or former address, if changed since last report.)

Item 2. Acquisition of Assets
As described in our annual report on Form 10-KSB for the year ended September 30, 2001 (filed on January 15, 2002), on October 2, 2001, we entered into an Acquisition Agreement with Energy Medicine Developments Corp., a Delaware corporation, pursuant to which we agreed to purchase all of the issued and outstanding shares of Energy Medicine Developments Corp. in exchange for 18,000,000 of our common shares. At the time that our annual report was filed, we had issued 15,206,509 of these 18,000,000 of our common shares as an advance in this transaction but we had not distributed any of these common shares to the shareholders of Energy Medicine Developments Corp. because we did not have agreements detailing the terms of the share exchange directly with each individual shareholder. Energy Medicine Developments Corp. owns the world-wide marketing and distribution rights to the Enermed Therapy and the Enermed device as described below.

Also on October 2, 2001, and also as described in our annual report on Form 10-KSB for the year ended September 30, 2001, we entered into a Purchase Agreement with Energy Medicine Developments (North America) Inc., a company incorporated in the province of British Columbia. Pursuant to the terms of the Purchase Agreement, we agreed to purchase 100% of Energy Medicine Developments (North America) Inc.'s issued and outstanding shares for a purchase price of $300,000. As at the date of our annual report, the acquisition of 100% of Energy Medicine Developments (North America) Inc.'s issued and outstanding shares had not been completed and all parties had agreed to renegotiate the terms of the acquisition of Energy Medicine Developments (North America) Inc. Energy Medicine Developments (North America) Inc. operates the two treatment centers for the Enermed device and the Enermed Therapy.

Energy Medicine Developments (North America) Inc. is primarily involved in the treatment of multiple sclerosis and migraine headaches using extremely low frequency (ELF), patient specific, pulsed electromagnetic fields. The treatment is identified by the trade name "Enermed Therapy". Energy Medicine Developments Inc. is also heavily involved in research using this specific Enermed Therapy, and is a leader in the clinical application of pulsed electromagnetic therapies.

Since the execution of the Acquisition Agreement with Energy Medicine Developments Corp. and the Purchase Agreement with Energy Medicine Developments (North America) Inc., we have been engaged in negotiating the terms of one comprehensive Agreement and Plan of Share Exchange with each of the shareholders of each of these companies, which would incorporate and expand upon the terms of the Acquisition Agreement and the Purchase Agreement.

Two of our directors are shareholders and officers of Energy Medicine Developments Corp. and shareholders, directors and officers of Energy Medicine Developments (North America) Inc. Until the completion of the transactions reported on this Form 8-K, all of the issued and outstanding shares of Energy Medicine Developments Corp. and Energy Medicine Developments (North America) Inc. were owned by the same 22 shareholders.

We have now entered into an Agreement and Plan of Share Exchange with three of the individual shareholders of each of Energy Medicine Developments Corp. and of Energy Medicine Developments (North America) Inc. for the acquisition of their respective interests in both of these companies totalling, in the aggregate, approximately 84% of the issued and outstanding shares of each of these companies. As at the date of this Form 8-K, pursuant to these Agreements and Plans of Share Exchange, we have completed the acquisition of these three shareholders' shares of Energy Medicine Developments Corp. and, as a result, we now own approximately 84% of the issued and outstanding shares of Energy Medicine Developments Corp., for which we exchanged an aggregate total of 15,204,649 of our common shares. We have not yet closed the acquisition of any of the shares of Energy Development (North America) Inc.

The Enermed Therapy(TM)

Using the proprietary bioelectric frequency analyzer, Energy Medicine Developments (North America) Inc. is able to measure the strength, or amplitude of bioelectromagnetic fields generated by the human body. The area of interest to Energy Medicine Developments (North America) Inc. is between 0.5 and 25.5 hz (oscillations per second). The bioelectric frequency analyzer software processes these signals and identifies those with low amplitudes. Proprietary treatment guidelines are used in conjunction with the bioelectric frequency analyzer analysis for each patient to select the frequencies that will be programmed into the Enermed device.

The Enermed  device is housed in a round,  lightweight  plastic casing just over
1.5 inches in diameter. It consists of a computer chip and a solenoid coil and is powered by a replaceable 3 volt lithium battery. Patients wear the Enermed device between four and 24 hours a day. This continuous exposure to subtle electromagnetic fields (about the strength of the earth's magnetic field), pulsing at frequencies appropriate for the unique bioelectromagnetic and symptom profile of the client is what brings about symptomatic relief.

Treatment Delivery

The Enermed device is not an over-the-counter product, nor one that untrained technicians or medical practitioners can deliver. Currently all patients seeking treatment must visit one of two treatment facilities in Canada, either the Vancouver Center, which has been operating since 1995, or the Toronto Center opened in 1997. These treatment centers also function as service centers for customers who require repairs to or replacement of their Enermed device. Training manuals and quality control procedures based on years of clinical experience and research results will ensure that new technicians are trained to the highest standards.

Item 7. Financial Statements and Exhibits

We have reviewed the requirements for financial statements of acquired entities and determined that no financial statements are required in connection with the acquisition of Energy Medicine Developments Corp., a Delaware Corporation. Energy Medicine Developments Corp. had a net loss of $200, $737, and $267 for the six months ended March 31, 2002 and the years ended September 30, 2001 and 2000, respectively.

Financial Statements for the pending acquisition of Energy Medicine Developments (North America) Inc., a company incorporated in the province of British
Columbia, will be included in an additional Form 8K Current Report upon completion of the acquisition and within the required time specifications.

10.1 Acquisition Agreement between Global Innovative Systems Inc. and Energy Medicine Developments Corp., dated October 2, 2001 (incorporated by reference from our Form 10-KSB Annual Report filed January 15, 2002)

10.2 Royalty Agreement between Global Innovative Systems Inc. and Energy Medicine Developments Inc., dated October 4, 2001 (incorporated by reference from our Form 10-KSB Annual Report filed January 15, 2002)

10.3 Purchase Agreement between Global Innovative Systems Inc. and Energy Medicine Developments (North America) Inc., dated October 2, 2001 (incorporated by reference from our Form 8-K Current Report filed February 20, 2002)

10.4 Form of Share Exchange Agreement between Global Innovative Systems Inc., Energy Medicine Developments Corp., Energy Medicine Developments (North America) Inc. and individual shareholders of both Energy Medicine Developments Corp. and Energy Medicine Developments (North America) Inc. (incorporated by reference from our Form 8-K Current Report filed February 20, 2002)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS, INC.

Date:  April 18, 2002




/s/Robert M. Fletcher
Robert M. Fletcher
Chief Operating Officer